SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant                                      [X]
Filed by a Party other than the Registrant  [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to Section 240.14a-12

                               Sequoia Fund, Inc.
           -----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

           -----------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     -----------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------
     (5)  Total fee paid:

     -----------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     --------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     --------------------------------------------------

     (3)  Filing Party:

     --------------------------------------------------

     (4)  Date Filed:

     --------------------------------------------------

It is anticipated that definitive materials will be released to security holders on or around December 22, 2005.

                               SEQUOIA FUND, INC.
                                767 Fifth Avenue
                            New York, New York 10153

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                February 24, 2006

To the Stockholders of Sequoia Fund, Inc.:

      Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of Sequoia Fund, Inc., a Maryland corporation (the "Corporation"), will be held at the offices of the Corporation, 767 Fifth Avenue, Suite 4701, New York, New York 10153, on February 24, 2006 at 10:00 a.m., Eastern Time. At the Meeting, as discussed in greater detail in the accompanying Proxy Statement dated December 22, 2005, stockholders will be asked to consider the following proposal:

     1. Approval of a new Investment Advisory Contract between the Corporation and Ruane, Cunniff & Goldfarb Inc.

      In addition, stockholders will be asked to consider and vote on any such other matters as may properly come before the Meeting.

      Only stockholders of record at the close of business on December 12, 2005 are entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof.

      The enclosed Proxy Card is being solicited on behalf of the Board of Directors of the Corporation. Each stockholder who does not expect to attend the Meeting in person is requested to complete, date, sign and promptly return the enclosed Proxy Card, or to vote by telephone or via the Internet as described on the enclosed Proxy Card.

                                          By Order of the Board of Directors,
                                                         Joseph Quinones, Jr.
                                         Vice President, Secretary, Treasurer
New York, New York
December 22, 2005

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

Please indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. You may also vote by telephone or through the Internet. To do so, please follow the instructions on the enclosed Proxy Card. Your vote is very important no matter how many shares you own. Please mark and mail your Proxy Card promptly or vote by telephone or through the Internet in order to save the Corporation any additional cost of further proxy solicitation and in order for the Meeting to be held as scheduled.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                       Page
Introduction ............................................................1
THE PROPOSAL: Approval of New Investment Advisory Contract...............2
Certain Information as to Directors and Officers of the Corporation
  and the Adviser........................................................5
Allocation of Portfolio Brokerage........................................7
Additional Information...................................................8
Submission of Proposals for Next Meeting of Stockholders.................8
Reports to Stockholders..................................................8
EXHIBIT A--Form of Investment Advisory Contract .........................A-1

                                 PROXY STATEMENT
                                December 22, 2005

                               SEQUOIA FUND, INC.
                                767 Fifth Avenue,
                                   Suite 4701
                            New York, New York 10153

                         SPECIAL MEETING OF STOCKHOLDERS
                                   to be held
                                February 24, 2006

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxy cards on behalf of the Board of Directors (the "Board" or "Directors") of Sequoia Fund, Inc., a Maryland corporation (the "Corporation"), to be voted at the Special Meeting of Stockholders of the Corporation (the "Meeting"). The Meeting is scheduled to be held at the offices of the Corporation, 767 Fifth Avenue, Suite 4701, New York, New York 10153, on February 24, 2006 at 10:00 a.m., Eastern Time, or at any postponement or adjournment thereof to consider the Proposal set forth in the accompanying Notice of Special Meeting of Stockholders (the "Notice").

     Proxy Cards will be solicited primarily by mail and may also be solicited by telephone. Solicitation costs will be borne by the Corporation. The Notice, this Proxy Statement and the Proxy Card are first being mailed to stockholders on or about December 22, 2005.

     The Board has fixed the close of business on December 12, 2005 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponement or adjournment thereof. As of the Record Date, the outstanding voting shares of the Corporation consisted of 23,644,432 shares of common stock, each share being entitled to one vote. Shares may be voted in person or by proxy.

     All properly executed proxy cards received in time to be voted at the Meeting will be counted at the Meeting and any adjournment thereof in accordance with the instructions marked on the Proxy Card. Any person submitting a Proxy Card has the power to revoke it at any time before it is exercised, either by personal attendance at the Meeting or by written notice received by the Corporation prior to the Meeting.

     A quorum of stockholders is required to take action at the Meeting. A majority of the shares issued and outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting. For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast at the Meeting. Broker non-votes are shares of the Corporation held in street name for which the broker indicates that instructions have not been received from the beneficial owners and other persons entitled to vote and for which the broker lacks discretionary voting authority.

     Under the Investment Company Act of 1940 (the "1940 Act"), the affirmative vote necessary to approve a matter under consideration may be determined with reference to a percentage of votes present at the Meeting. For this reason, abstentions and broker non-votes have the effect of votes "AGAINST" a matter submitted for stockholder consideration. In completing the Proxy Card, therefore, stockholders should be aware that checking the box labeled "ABSTAIN" would result in the shares covered by the Proxy Card being treated as if they were voted "AGAINST" the Proposal. If a Proxy Card is properly executed and returned and no choice is specified, the shares will be voted "FOR" the approval of the new Investment Advisory Contract between the Corporation and Ruane, Cunniff & Goldfarb Inc., and in the best judgement of the named proxies as to any other matters to appear properly before the Meeting.

                                  THE PROPOSAL:
                           APPROVAL OF NEW INVESTMENT
                                ADVISORY CONTRACT

     Mr. William J. Ruane, who had served as Chairman and a Director of the Corporation for over 30 years, died on October 4, 2005. At the time of his death, Mr. Ruane was a control person of Ruane, Cunniff & Goldfarb Inc., the Corporation's investment adviser (the "Adviser"), by virtue of his beneficial ownership of 30.1% of the Adviser's voting securities.(1) Upon his death, Mr. Ruane's interest in the Adviser automatically transferred to his estate.(2) This transfer resulted in an assignment of the then-existing investment advisory contract, dated July 1, 1993, between the Corporation and the Adviser (the "Previous Contract").(3) The Previous Contract was most recently approved by the Board of Directors of the Corporation on December 13, 2004 and by the stockholders on April 19, 2002.(4) Under the provisions of the Previous Contract, as required by the 1940 Act, the Previous Contract was automatically terminated upon its assignment.

--------------
(1) Under the 1940 Act, any person who beneficially owns 25% or more of the voting securities of a company is presumed to contol that company.

(2) No beneficiary of Mr. Ruane's estate will receive a controlling interest in the Adviser.

(3) Under the 1940 Act, an "assignment" includes any direct or indirect transfer of a controlling block of the assignor's outstanding voting securities by a security holder of the assignor.

(4) At the Corporation's annual stockholder meeting on April 19, 2002, the stockholders were asked to approve the renewal of the Previous Contract.


     On October 14, 2005, the Board considered and approved an interim advisory contract between the Corporation and the Adviser ("Interim Contract") at a special meeting convened for that purpose pursuant to Rule 15a-4 under the 1940 Act. Rule 15a-4 permits an investment company to be advised under an interim advisory agreement until stockholders can vote on a new advisory agreement provided certain requirements of the rule are met. As applicable to the Interim Contract, those requirements are as follows:

     (i) the Interim Contract must terminate within 150 days of the termination of the Previous Contract;

     (ii) the compensation to be paid to the Adviser under the Interim Contract must be no greater than that provided for under the Previous Contract; and

    (iii) the Board, including a majority of the directors who are not interested persons of the Corporation (the "Independent Directors"), must approve the Interim Contract within 10 business days after the termination of the Previous Contract, at a meeting in which the Directors may participate by any means of communication that permits all of the participating Directors to hear each other simultaneously during the meeting.

     The Board approved the Interim Contract in compliance with the aforementioned requirements of Rule 15a-4. Under the terms of the Interim Contract, it automatically terminates on March 3, 2006.

     At a Meeting held on December 12, 2005, in anticipation of the termination of the Interim Contract and for reasons set forth below, the Board, including a majority of the Independent Directors, evaluated and approved a new investment advisory contract between the Corporation and the Adviser (the "New Contract"). Subject to stockholder approval, the New Contract will have an effective date of March 1, 2006. In order for the New Contract to take effect, the 1940 Act requires that the Corporation's stockholders approve the New Contract.

Board Considerations in Approving the New Contract

     In approving the New Contract, the Directors considered all information they deemed reasonably necessary to evaluate the terms of the Contract. The Directors focused on the nature and quality of the services provided by the Adviser and the reasonableness of the fees charged for those services.

     The Directors' evaluation of the quality of the Adviser's services took into account written analyses of the profitability of the Corporation and the Corporation's performance under the Adviser's management. The Directors noted that the Corporation over short-term periods, specifically the 3-months, 9-months and 1-year periods ended September 30, 2005, underperformed as compared to the Standard & Poor's Composite 500(R) Index (the "S&P Index") and the Dow Jones Industrial Average ("DJIA"). The Directors noted for those respective periods, the Corporation had performance of -0.59, -1.14% and 2.64% in contrast to the S&P Index performance of 3.61%, 2.77%, and 12.25% and in contrast to the DJIA performance of 3.49%, -0.32% and 7.50%. The Directors noted, however, that the Corporation performed well over longer periods of time as compared to the S&P Index and DJIA. Specifically, the Directors noted that for the 5-year and 10-year periods ended September 30, 2005, the Corporation had average annualized returns of 7.19% and 12.81%, in contrast to the S&P Index performance of -1.49% and 9.49%, and in contrast to the DJIA performance of 1.98% and 10.39%.

     The Directors also reviewed the Corporation's performance in light of reports provided periodically by the Adviser and the Corporation's independent registered public accounting firm in meetings with the Corporation's Audit Committee. And, the Directors considered the Corporation's performance in light of the Adviser's compliance with investment policies and legal and regulatory requirements.

     The Directors examined the fees to be paid to the Adviser under the New Contract and the Corporation's overall expense ratios. The Directors determined that the fees were reasonable in light of the services provided by the Adviser and the fees charged by other advisers to similar funds offering similar services. They further noted that under the New Contract, the Adviser would reimburse Corporation expenses in order to keep the Corporation's expense ratio at 1.00% of the Corporation's average daily net assets. They also took into consideration the fact that the Corporation is closed to new investors.

     The Directors noted that prior to Mr. Ruane's death, Mr. Ruane, Mr. Richard
T. Cunniff and Mr. Robert D. Goldfarb jointly oversaw the day-to-day management of the Corporation. The Directors noted that Mr. David M. Poppe, who has been associated with the Adviser and Corporation for over five years, and Mr. Goldfarb, who has been associated with the Adviser and the Corporation for over 30 years, would co-manage the Corporation. The Directors further considered the Adviser's representation that it had no current plans to change the manner in which it managed the Corporation and the Adviser's assurances that it would (i) continue to have the expertise and resources necessary to provide the advisory and administrative services required by the Corporation and (ii) continue to implement and refine its internal control and compliance program for the Corporation.

     The Board considered other benefits to the Adviser as a result of its relationship with the Corporation. The Board noted that Ruane, Cunniff & Goldfarb LLC, a wholly-owned subsidiary of the Adviser serves as the Corporation's principal underwriter (the "Principal Underwriter").

     The Board also reviewed the aggregate commissions paid to the Principal Underwriter for executing securities transactions for the Corporation for the year ended December 31, 2004. During the year ended December 31, 2004, the Corporation paid a total of $336,123 in brokerage commissions, all of which were paid to the Principal Underwriter. During such year, the brokerage commissions paid to the Principal Underwriter represented 100% of the total brokerage commissions paid by the Corporation during the year and were paid on account of transactions having an aggregate dollar value equal to 100% of the aggregate dollar value of all portfolio transactions of the Corporation during the year for which commissions were paid.

     In evaluating the aforementioned considerations, the Board did not identify any single factor discussed previously as all-important or controlling in its evaluation of the New Contract. The Directors, including the Independent Directors, unanimously concluded that the terms of the New Contract are fair and reasonable and that the Adviser's fees are reasonable in light of the services provided to the Corporation and the benefits received by the Adviser. Based upon such conclusions, the Board, including a majority of the Independent Directors, approved the New Contract and recommended that it be presented to stockholders for their approval.

Comparison of the Previous Contract and the New Contract

     The terms of the New Contract, including fees payable to the Adviser by the Corporation, are substantially identical to those of the Previous Contract, except for specified dates relating to the term of the New Contract. If approved by stockholders of the Corporation, the initial term of the New Contract would be March 1, 2006 through December 31, 2007. Thereafter, the New Contract would continue in effect from year to year, if such continuance is approved for the Corporation at least annually in the manner required by the 1940 Act and the rules and regulations thereunder. The form of the New Contract is attached hereto as Appendix A.

     Below is a comparison of certain terms of the Previous Contract and the New Contract.

     Investment Advisory Services. The investment advisory services to be provided by the Adviser to the Corporation under the New Contract will be identical to those services provided by the Adviser to the Corporation under the Previous Contract. Both the Previous Contract and the New Contract provide that the Adviser will provide advice to the Corporation with regard to the purchase and sale of securities consistent with the Corporation's investment limitations and the limitations imposed on regulated investment companies by the Internal Revenue Code. Under both contracts, the Adviser is responsible for certain administrative services and for periodically updating the Corporation's Board of Directors with regard to industry and security-specific developments.

     Like the Previous Contract, the New Contract provides that in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or of reckless disregard of its obligations thereunder, the Adviser is not liable for any action or failure to act in accordance with its duties thereunder. The Adviser may act as an investment adviser to other persons, firms or corporations (including investment companies) and has numerous advisory clients besides the Corporation, none of which, however, is a registered investment company.

     Fees. Under the Previous Contract and the New Contract, the Adviser is paid a management fee of 1.00% per annum of the Corporation's average daily net asset values. The management fee is accrued daily and paid monthly. Also, under both contracts, the Adviser receives no separate fee for its administration and other services provided to the Corporation. In addition, under both contracts, the Adviser is responsible for reimbursing the Corporation for any excess in a given year of operating expenses over 1 1/2% of the Corporation's average daily net asset values up to a maximum of $30 million, plus 1% of the Corporation's average daily net asset values exceeding $30 million. The operating expenses to which the reimbursement provision applies excludes (a) brokerage and commission expenses, (b) Federal, State or local taxes, including issue and transfer taxes, incurred by or levied on the Corporation, and (c) interest charges on borrowings.

     For the fiscal year 2004, the Adviser received gross fees of $39,539,826 and net fees (after reimbursement of the Corporation's operational expenses pursuant to the expense limitation provision) of $38,608,826. Under the New Contract, the operating expense limitation will be prorated for the portion of the 2006 fiscal year for which the New Contract is in effect.

     Payment of Expenses. Under the Previous Contract and the New Contract, the Adviser or its affiliates are responsible for the following Corporation expenses: (i) the compensation of directors, officers and employees who are interested persons of the Adviser or its affiliates (other than by reason of being directors, officers or employees of the Corporation), (ii) fees and expenses of registering the Corporation's shares under the appropriate Federal securities laws and of qualifying the shares under applicable State Blue Sky laws, including expenses attendant upon renewing and increasing such registrations and qualifications, and (iii) expenses of printing and distributing the Corporation's prospectus and sales and advertising materials. The Corporation is responsible for all other expenses.

     Continuance. The Previous Contract was in effect for an initial term of two years and could be continued thereafter for successive one-year periods if such continuance was specifically approved at least annually in the manner required by the 1940 Act and the rules and regulations thereunder. If the stockholders of the Corporation approve the New Contract, the New Contract will remain in force through December 31, 2007 and may be continued for successive one-year periods if approved at least annually in the manner required by the 1940 Act and the rules and regulations thereunder.

     Termination. Both the Previous Contract and the New Contract provide that the contract may be terminated at any time without the payment of any penalty by the Corporation or the Adviser on sixty (60) days' written notice to the other party. The Corporation may effect termination by action of the Board or by vote of a majority of the outstanding voting securities of the Corporation, accompanied by appropriate notice.

     Assignment. Both the Previous Contract and the New Contract provide that the contract is automatically terminated upon its assignment, transfer, sale or hypothecation or pledge.

     Approval of the New Contract requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Corporation. Under the 1940 Act, a majority of the outstanding voting securities means the lesser of (i) 67% or more of the voting securities of the Corporation present or represented at the Meeting, if the holders of more than 50% of the Corporation's outstanding voting securities are present or represented by proxy or (ii) more than 50% of the outstanding voting securities of the Corporation. In the event that stockholders do not approve the New Contract, the Board may take such action as it deems to be in the best interests of the Corporation and its stockholders.

     The Board of Directors of the Corporation recommends that the stockholders of the Corporation vote "FOR" the approval of the Proposal.

                                         CERTAIN INFORMATION AS TO DIRECTORS AND OFFICERS
                                                OF THE CORPORATION AND THE ADVISER


                                                                                                                       Dollar
                                                                                                                      Range of
                                                                                                                       Equity
                                                                                                                     Securities
                                                                            Principal               Other              of the
                                     Position(s)       Years of           Occupation(s)         Directorships     Corporation as
       Name, Address*              Held with the     Service as a            During                Held by        of December 12,
           and Age                 Corporation         Director            Past 5 Years            Director             2005
           -------                 -----------         --------            ------------            --------             ----

INTERESTED DIRECTORS**
Richard T. Cunniff, 82             Vice Chairman       34          Vice Chairman and         Sturm, Ruger &    Over $100,000 (1)(2)
                                   and Director                    Director, Ruane,          Company, Inc.
                                                                   Cunniff & Goldfarb
                                                                   Inc.

Robert D. Goldfarb, 61             President and       26          Chairman and Director,    None              Over $100,000 (1)(3)
                                   Director                        Ruane, Cunniff &
                                                                   Goldfarb Inc.

David M. Poppe, 41                 Executive Vice       2          President and Director    None              None (1)
                                   President and                   of Ruane, Cunniff &
                                   Director                        Goldfarb Inc.

INDEPENDENT DIRECTORS
Vinod Ahooja, 54, ***              Director             4          Retired                   None              None

Roger Lowenstein, 51, ***          Director             6          Writer major Financial    None              Over $100,000 (4)
                                                                   and News Publications

Francis P. Matthews, 83, ***       Director            32          Retired                   None              Over $100,000 (5)

C. William Neuhauser, 79, ***      Director            30          Retired                   None              Over $100,000 (6)

Sharon Osberg, 56, ***             Director             1          Consultant Internet       None              Over $100,000
                                                                   Mobile Technology

Robert L. Swiggett, 83, ***        Director            34          Retired                   None              Over $100,000


-------------------------------
* The address for each of the Directors is 767 Fifth Avenue, Suite 4701, New York, New York 10153.
** "Interested person," as defined in the 1940 Act, of the Corporation because of an affiliation with the Adviser.
***  Member of the Corporation's Audit Committee and the Nominating Committee.

(1) Messrs. Cunniff, Goldfarb and Poppe are officers, directors and voting stockholders of the Adviser, which is the owner of 28,718 shares of the Corporation's common stock. In addition, Messrs. Cunniff, Goldfarb and Poppe are trustees and beneficiaries of the Profit-Sharing Plan of the Adviser, which owns 148,576 shares of the Corporation's common stock.
(2) In addition, 33,180 shares of such stock are owned by Mr. Cunniff's relatives but beneficial ownership by Mr. Cunniff of such shares shall not be deemed to be hereby admitted.
(3) In addition, 43,621 shares of such stock are owned by Mr. Goldfarb's relatives, but beneficial ownership by Mr. Goldfarb of such shares shall not be deemed to be hereby admitted.
(4) In addition, 50 shares of such stock are owned by Mr. Lowenstein's relatives, but beneficial ownership by Mr. Lowenstein of such shares shall not be deemed to be hereby admitted.
(5) In addition, 1,798 shares of such stock are owned by Mr. Matthews' relatives, but beneficial ownership by Mr. Matthews of such shares shall not be deemed to be hereby admitted.
(6) In addition, 1,075 shares of such stock are owned by Mr. Neuhauser's relatives, but beneficial ownership by Mr. Neuhauser of such shares shall not be deemed to be hereby admitted.

     With the exception of Messrs. Ahooja, Lowenstein, Matthews, Neuhauser and Swiggett and Ms. Osberg, all directors and officers of the Corporation are officers or employees of the Adviser, and all remuneration received by such directors and officers of the Corporation, in their capacities as such, is paid by the Adviser. Under the New Contract, the Adviser or its affiliates bear the expenses of any remuneration paid to directors and officers of the Corporation who are interested persons of the Adviser or its affiliates (other than by reason of being directors, officers or employees of the Corporation).

     Certain information concerning the Corporation's officers is set forth below. The Corporation's officers are elected annually by the Board of Directors to serve until his or her successor is duly elected and qualifies. The principal officers of the Corporation, age, (the month and year first elected) and their principal occupations during the past five years are as follows:


                                                       Principal Occupation
                                                       During Past 5 Years
                                                       and Dollar Range
                                                       of Equity Securities
                           Positions (Month and        of the Corporation as
Name, Address* and Age     Year First Elected)         of December 12, 2005
----------------------     -------------------         --------------------

Robert D. Goldfarb (61)    President (7/98)            See biography on page 5.

David M. Poppe (41)        Executive Vice President    See biography on page 5.
                           (1/03)

Joseph Quinones, Jr. (60)  Vice President,             Vice President,
                           Secretary,                  Secretary, Treasurer
                           Treasurer and Chief         and Chief Compliance
                           Compliance Officer          Officer of Ruane,
                           (6/95)                      Cunniff & Goldfarb
                                                       Inc. None

--------------------
* The address for each of the Corporation's officers is 767 Fifth Avenue, Suite 4701, New York, New York 10153.

     Messrs. Goldfarb, Cunniff and Poppe are directors of the Adviser. Mr. Goldfarb is Chairman of the Board of Directors of the Adviser. Mr. Cunniff is Vice Chairman of the Board of Directors of the Adviser. Mr. Poppe is President of the Adviser. Messrs. Goldfarb, Cunniff and Poppe have been associated with the Adviser for more than five years. Mr. Joseph Quinones, Jr. is Vice President, Secretary and Treasurer of the Adviser with which he has been associated for more than five years.

     Since January 1, 2005, none of the Corporation's directors engaged in a purchase or sale of the securities of the Adviser or Distributor in an amount exceeding 1% of that company's respective outstanding securities.

     Each of Messrs. Goldfarb, Cunniff and Poppe is a beneficial owner of common stock of the Adviser. As of December 12, 2005, Messrs. Goldfarb, Cunniff and Poppe collectively owned beneficially 16,198 shares of common stock of the Adviser (the only class of voting securities of the Adviser), collectively constituting approximately 41.3%, and individually constituting approximately 23.0%, 14.9% and 3.4%, respectively, of such shares outstanding. None of Messrs. Ahooja, Lowenstein, Matthews, Neuhauser and Swiggett or Ms. Osberg is a beneficial owner of voting securities of the Adviser.

                             ALLOCATION OF PORTFOLIO
                                    BROKERAGE

      The Adviser furnishes advice and recommendations with respect to the Corporation's portfolio decisions and, subject to the instructions of the Board of Directors of the Corporation, determines the broker to be used in each specific transaction. The Adviser attempts to obtain from brokers the lowest possible commission consistent with best price and execution. In doing so, the Adviser takes into account a number of considerations including, among other factors, the overall net economic result to the Corporation (involving both price paid or received and any commissions and other costs paid), the efficiency with which the specific transaction is effected, the ability to effect the transaction at all where a large block is involved, the known practices of brokers and their availability to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Because of such factors, most of which are judgmental, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Subject to these considerations, Ruane, Cunniff & Goldfarb LLC, a wholly-owned subsidiary of the Adviser and the Corporation's principal underwriter (the "Principal Underwriter"), is the Corporation's regular broker and is the normal channel through which securities transactions (other than on a principal basis) are effected. The address of the Principal Underwriter and the Adviser is 767 Fifth Avenue, Suite 4701, New York, New York 10153.

     The Adviser does not normally effect agency-cross transactions involving portfolio securities (i.e., transactions in which the Adviser or its affiliate is acting as broker both for the Corporation and for the other party to the transaction), but may do so in circumstances which comply with the requirements of the Investment Advisers Act of 1940, as amended. Pursuant to Section 11(a) of the Securities Exchange Act of 1934, the Principal Underwriter is restricted as to the nature and extent of the brokerage services it may perform for the Corporation. In accordance with rules adopted by the Securities and Exchange Commission (the "SEC") under Section 11(a), the Principal Underwriter may effect, on a national securities exchange, transactions in portfolio securities of the Corporation, that is, to cause such transactions to be transmitted, executed, cleared and settled and to arrange for unaffiliated brokers to execute such transactions. The Board of Directors of the Corporation, in accordance with the SEC rules, has authorized the Corporation to enter into a written contract with the Principal Underwriter pursuant to which the Principal Underwriter may receive compensation for effecting, in compliance with the SEC rules, such transactions.

     Certain affiliated persons of the Adviser are interested persons of the Corporation. Neither the Adviser nor any affiliated person thereof either participates in commissions paid by the Corporation to other brokers or dealers or receives any reciprocal business, directly or indirectly, as a result of such commissions. The Corporation and the Adviser generally do not direct the Corporation's portfolio transactions to persons or firms because of research services provided by such person or firm. While neither the Corporation nor the Adviser has a present intention of doing so, the Adviser may execute transactions in the Corporation's portfolio securities through persons or firms which supply investment information to the Corporation or the Adviser, but only when consistent with the Corporation's policy to seek the most favorable markets, prices and executions in its securities transactions. Such investment information may also be used by the Adviser in servicing other accounts with respect to which it acts as investment adviser.

                             ADDITIONAL INFORMATION


Beneficial Ownership in the Corporation

     As of the Record Date, the Directors and officers of the Corporation as a group beneficially owned .5% of the Corporation's outstanding common stock. As of the Record Date, the following entity was a beneficial owner of more than 5% of the Corporation's outstanding common stock.


                                                        Percent of
                                                        Common Stock
                                                        Based on Shares
Name and Address of             Amount of Beneficial    Outstanding as of
Beneficial Owner                Ownership               the Record Date
----------------                ---------               ---------------

Fidelity Management Trust
  Company
Trustee of the Walt Disney
  Company Employees
Benefit Plan
100 Magellan Way
Covington,
Kentucky 41015-1999             1,527,312                 6.46%

                        SUBMISSION OF PROPOSALS FOR NEXT
                             MEETING OF STOCKHOLDERS

     The Corporation does not anticipate holding annual stockholder meetings except as required by federal law or Maryland General Corporation Law. Any stockholder who wishes to submit a proposal to be considered at the Corporation's next meeting of stockholders should send the proposal to the Corporation so as to be received within a reasonable time before the Board of Directors makes the solicitation relating to such meeting, in order to be included in the Corporation's proxy statement and form of proxy card relating to such meeting.
                             REPORTS TO STOCKHOLDERS

     The Corporation will furnish each person to whom this Proxy Statement is delivered with a copy of the Corporation's latest annual and semi-annual reports to stockholders upon request and without charge. To request a copy, please call the Corporation at (800) 686-6884 or write to the Corporation at 767 Fifth Avenue, Suite 4701, New York, New York 10153.

                                         By Order of the Board of Directors,
                                         Joseph Quinones, Jr.
                                         Vice President, Secretary, Treasurer


New York, New York
December 22, 2005

                                                                APPENDIX A

                      FORM OF INVESTMENT ADVISORY CONTRACT

                               SEQUOIA FUND, INC.
                                767 Fifth Avenue
                            New York, New York 10153

                                                                March 1, 2006

Ruane, Cunniff & Goldfarb
Inc. 767 Fifth Avenue New
York, New York 10153

     Dear Sirs:

     We herewith confirm our agreement with you as follows:

     1. We are engaged in the business of investing and reinvesting our capital in securities of the type and in accordance with the limitations specified in our Certificate of Incorporation, By-Laws, Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act, and any representations made in our Prospectus, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with amendments thereof. We will also keep you currently advised as to the make-up of our portfolio of securities.

     2. (a) We hereby employ you to advise us in respect of investing and reinvesting our capital as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.

        (b) You on your own motion will advise us whenever in your opinion conditions are such as to make it desirable that a specified security or group of securities be eliminated from the portfolio or added to it. You will also keep us in touch with important developments affecting our portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our portfolio, or the industries in which they engage, or the economy generally. Similar information is to be furnished us with reference to securities which you may believe desirable for inclusion in our portfolio. You will also furnish us with such statistical information with respect to the securities which we may hold or contemplate purchasing as you may believe appropriate or as we reasonably may request. In advising us, you will bear in mind the limitations imposed by our Certificate of Incorporation and statement of policy included in our Registration Statement under the Investment Company Act and the limitations in the Internal Revenue Code in respect of regulated investment companies.

       (c) It is understood that you will from time to time employ or associate with you such persons as you believe to be particularly fitted to assist you in the execution of this agreement, the compensation of such persons to be paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement you will provide persons satisfactory to our Board of Directors to serve as officers and employees of our corporation, if elected or appointed as the case may be. These shall be a president, a secretary, a treasurer, and such additional officers and employees as may reasonably be necessary for the conduct of our business. You or your affiliates (other than us) shall pay the entire salaries and wages of all of our officers, directors, and employees who are interested persons of you or your affiliates (other than by reason of being our directors, officers or employees), and the salaries of such persons shall not be deemed to be expenses incurred by us for purposes of paragraph 3 hereof.

     3. It is further agreed that you or your affiliates shall be responsible for the following expenses incurred by us during each year or portion thereof that this agreement is in effect between us: (i) the compensation of any of our directors, officers and employees who are interested persons of you or your affiliates (other than by reason of being our directors, officers or employees),
(ii) fees and expenses of registering our shares under the appropriate Federal securities laws and of qualifying our shares under applicable State Blue Sky laws, including expenses attendant upon renewing and increasing such registrations and qualifications, and (iii) expenses of printing and distributing our prospectus and sales and advertising materials. We shall be responsible and hereby assume the obligation for payment of all our other expenses, including (a) brokerage and commission expenses, (b) Federal, State or local taxes, including issue and transfer taxes, incurred by or levied on us,
(c) interest charges on borrowings, (d) compensation of any of our directors, officers or employees who are not interested persons of you or your affiliates (other than by reason of being our directors, officers or employees), (e) charges and expenses of our custodian, transfer agent and registrar, (f) costs of proxy solicitations, (g) legal and auditing expenses and (h) payment of all investment and advisory fees (including the fees payable to you hereunder). However, you shall reimburse us for the excess, if any, in any year of our operating expenses over 1 1/2% of our average daily net asset values up to a maximum of $30,000,000, plus 1% of our average daily net asset values in excess of $30,000,000. Such operating expenses will not include expenses listed in clauses (a), (b) and (c). Computations under this expense limitation shall be made monthly during our fiscal year, on the basis of the average daily net asset values and operating expenses thus far during such year, and the amount of the excess, if any, over the prorated amount of the expense limitation shall be paid by you to us (or, where such amount of the excess is less than the monthly payment by us to you of the management fee set forth below, shall be deducted from such monthly payment of the management fee), after taking into account, however, any previous monthly payments under the operating expense limitation during such fiscal year. This operating expense limitation will be prorated for the portion of the fiscal year from March 1, 2006 through December 31, 2006.

     4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder or by reason of your reckless disregard of your obligations and duties hereunder.

     5. In consideration of the foregoing we will pay you, for each year or portion of a year during which this agreement is effective between us, a management fee of 1.00% per annum of our average daily net asset values. The management fee will be accrued daily and paid to you at the end of each month of our fiscal year.

     6. This agreement shall become effective on March 1, 2006, and shall continue in force until December 31, 2007 and thereafter for successive twelve-month periods (computed from each January 1) provided that such continuance is specifically approved annually by vote of a majority of our outstanding voting securities (as defined in the Investment Company Act) or by our Board of Directors; and by a majority of our directors who are not parties to this agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as directors of our corporation) cast in person at a meeting called for the purpose of voting on such approval. This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of a majority of our entire Board of Directors on sixty days' written notice to you, or by you on sixty days' written notice to us.

     7. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of its assignment. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

     8. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Investment Company Act of 1940) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. It is understood that you and your affiliates may render similar investment advisory services to clients other than us for compensation which may be more or less than the compensation charged to us for such services.

     9. It is understood that, whether or not we follow the investment advice and recommendations given by you to us thereunder, the provisions contained herein concerning your compensation hereunder shall be binding on you and us. If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                        Very truly yours,
                                        SEQUOIA FUND, INC.


                                        By:__________________________
                                           Robert D. Goldfarb
                                           President


Accepted By:
Ruane, Cunniff & Goldfarb Inc.

By:____________________________
     David M. Poppe
     President

                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT


Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time!  Telephone and Internet voting is instantaneous - 24 hours a day.

It's Easy!  Just follow these simple steps:

1.   Read your proxy statement and have it at hand.

2.   Call toll-free 1-866-241-6192 or go to website:
     https://vote.proxy-direct.com

3.   Follow the recorded or on-screen directions.

4.   Do not mail your Proxy Card when you vote by phone or Internet.


                  Please detach at perforation before mailing.

PROXY                                                                   PROXY

                               SEQUOIA FUND, INC.
          FORM OF PROXY CARD IN CONNECTION WITH THE SPECIAL MEETING OF
                    STOCKHOLDERS TO BE HELD FEBRUARY 24, 2006

The undersigned stockholder of Sequoia Fund, Inc., a Maryland corporation (the "Corporation"), hereby appoints Robert D. Goldfarb and Joseph Quinones, Jr., or either of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Corporation (the "Meeting") to be held at 10:00 A.M. Eastern Time, on February 24, 2006 at the offices of the Corporations, 767 Fifth Avenue, Suite 4701, New York, New York 10153, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at such Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement, revokes any proxy heretofore given with respect to such Meeting and hereby instructs said proxies to vote said shares as indicated on the reverse side hereof.

                                               VOTE VIA THE INTERNET:
                                               https://vote.proxy-direct.com
                                               VOTE VIA THE TELEPHONE:
                                               1-866-241-6192
                                               999 99999 999 999


Note: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.


-------------------------------
Signature


-------------------------------
Signature (if held jointly)


-------------------------------
Date


  PLEASE VOTE, DATE, AND RETURN THIS PROXY CARD PROMPTLY IF YOU ARE NOT VOTING
                       VIA THE INTERNET OR BY TELEPHONE.
                       YOU MAY USE THE ENCLOSED ENVELOPE.

                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT





                        PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY TODAY







                  Please detach at perforation before mailing.







The votes entitled to be cast by the undersigned will be cast as instructed on this proxy card. If this proxy card is executed by no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the approval of the new investment advisory contract, and in the discretion of the proxy holder(s) on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

Your Board of Directors recommends a vote "FOR" the Proposal.







PLEASE MARK VOTES AS IN THIS EXAMPLE:

                                                       FOR    AGAINST   ABSTAIN
                                                       [  ]     [  ]      [  ]
1.   Approval of the new investment advisory
     contract between Sequoia Fund, Inc.
     and Ruane, Cunniff & Goldfarb Inc.

2.   To vote and otherwise represent the
     undersigned on any other matter that
     may properly come before the Meeting or
     any adjournment or postponement
     thereof in the discretion of the
     Proxy holder(s).



            PLEASE VOTE, DATE, AND RETURN THIS PROXY CARD PROMPTLY.
                       YOU MAY USE THE ENCLOSED ENVELOPE.

69900.0020#628382